Alexion Reports Fourth Quarter and Full Year 2020 Results

•4Q20 total revenues of $1,591.8 million, a 15% increase over 4Q19

•4Q20 GAAP diluted EPS of $2.42; non-GAAP diluted EPS of $2.96

•Announced agreement to be acquired by AstraZeneca; transaction expected to close in Q3 2021

•Received EU approval for ULTOMIRIS® (ravulizumab) 100 mg/mL higher concentration formulation in paroxysmal nocturnal hemoglobinuria (PNH) & atypical hemolytic uremic syndrome (aHUS)

•Continued advancement of pipeline, including initiation of three Phase 3 development programs and two novel IND filings in Q4 2020

BOSTON, February 4, 2021 - Alexion Pharmaceuticals, Inc. (NASDAQ:ALXN) today announced financial results for the fourth quarter and full year of 2020. Total revenues for the full year of 2020 were $6,069.9 million, a 22 percent increase compared to the same period in 2019. The negative impact of foreign currency on total revenues year-over-year was 1 percent, or $52.0 million, inclusive of hedging activities. On a GAAP basis, diluted EPS for the full year of 2020 was $2.72, compared to $10.70 in the prior year. Full year 2020 includes impairment charges of $2,053.3 million primarily relating to the KANUMA intangible asset and a related deferred tax benefit of $377.3 million. Full year 2019 includes one-time tax benefits of $382.2 million related to intra-entity asset transfers of intellectual property. Non-GAAP diluted EPS for the full year of 2020 was $12.51, a 19 percent increase versus the prior year.

Total revenues in the fourth quarter were $1,591.8 million, a 15 percent increase compared to the same period in 2019. The positive impact of foreign currency on total revenues year-over-year was less than 1 percent, or $0.1 million, inclusive of hedging activities. On a GAAP basis, diluted EPS in the quarter was $2.42, compared to $4.00 in the prior year, inclusive of one-time tax benefits of $382.2 million related to intra-entity asset transfers of intellectual property in the fourth quarter of 2019. Non-GAAP diluted EPS for the fourth quarter of 2020 was $2.96, a 9 percent increase versus the fourth quarter of 2019.

"In 2020, we delivered on our LEAD-EXPAND-DIVERSIFY strategy - progressing our commercial portfolio with multiple global regulatory approvals, and further building our pipeline, which now spans more than 20 development programs. I am so proud of our team's remarkable execution and perseverance amidst the uncertainties of COVID-19," said Ludwig Hantson, Ph.D., Chief Executive Officer of Alexion. "We enter 2021 with significant momentum, a strong foundation and a promising future. I am confident we are well positioned to build on our success and further advance our mission of delivering life-changing medicines to people with rare diseases and devastating conditions in the coming months and once we become part of AstraZeneca."

Full Year 2020 Financial Highlights
•Net product sales were $6,069.1 million, compared to $4,990.0 million in 2019.

•SOLIRIS net product sales were $4,064.2 million, compared to $3,946.4 million in 2019, representing a 3 percent increase.

•ULTOMIRIS net product sales were $1,076.7 million, compared to $338.9 million in 2019, representing a 218 percent increase.

•STRENSIQ net product sales were $731.8 million, compared to $592.5 million in 2019, representing a 24 percent increase.

•KANUMA net product sales were $117.9 million, compared to $112.2 million in 2019, representing a 5 percent increase.

•ANDEXXA/ONDEXXYA net product sales were $78.5 million.

•GAAP cost of sales was $553.5 million, compared to $394.5 million in 2019. Non-GAAP cost of sales was $518.2 million, compared to $380.3 million in 2019.

•GAAP R&D expense was $1,002.9 million, compared to $886.0 million in 2019. Non-GAAP R&D expense was $929.4 million, compared to $720.9 million in 2019.

•GAAP SG&A expense was $1,399.9 million, compared to $1,261.1 million in 2019. Non-GAAP SG&A expense was $1,198.6 million, compared to $1,099.9 million in 2019.

•GAAP impairment of intangible assets was $2,053.3 million primarily related to an impairment charge recorded during the second quarter 2020 related to the KANUMA intangible asset.

•GAAP income tax benefit was $34.4 million, compared to $225.5 million in 2019. GAAP income tax benefit for 2020 includes a deferred tax benefit of $377.3 million associated with the impairment charge related to the KANUMA intangible asset. GAAP income tax benefit for 2019 includes one-time tax benefits of $382.2 million related to intra-entity asset transfers of intellectual property in 2019. Non-GAAP income tax expense was $512.8 million, compared to $359.4 million in 2019.

•GAAP diluted EPS was $2.72, compared to $10.70 in 2019. GAAP diluted EPS for 2020 includes impairment charges of $2,053.3 million primarily relating to the KANUMA intangible asset, offset by a deferred tax benefit of $377.3 million associated with the KANUMA impairment charge. GAAP diluted EPS for 2019 includes one-time tax benefits of $382.2 million related to intra-entity asset transfers of intellectual property in 2019. Non-GAAP diluted EPS was $12.51, compared to $10.53 in 2019.

Fourth Quarter 2020 Financial Highlights

•Net product sales were $1,591.7 million in the fourth quarter of 2020, compared to $1,384.2 million in the fourth quarter of 2019.

•SOLIRIS net product sales were $1,023.5 million, compared to $1,013.1 million in the fourth quarter of 2019, representing a 1 percent increase.

•ULTOMIRIS net product sales were $313.5 million, compared to $170.2 million in the fourth quarter of 2019, representing an 84 percent increase.

•STRENSIQ net product sales were $185.9 million, compared to $166.8 million in the fourth quarter of 2019, representing an 11 percent increase.

•KANUMA net product sales were $29.2 million, compared to $34.1 million in the fourth quarter of 2019, representing a 14 percent decrease.

•ANDEXXA/ONDEXXYA net product sales were $39.6 million in the fourth quarter of 2020.

•GAAP cost of sales was $152.2 million, compared to $114.3 million in the fourth quarter of 2019. Non-GAAP cost of sales was $138.0 million, compared to $110.8 million in the fourth quarter of 2019.

•GAAP R&D expense was $295.0 million, compared to $269.6 million in the fourth quarter of 2019. Non-GAAP R&D expense was $269.8 million, compared to $226.7 million in the fourth quarter of 2019.

•GAAP SG&A expense was $444.4 million, compared to $381.0 million in the fourth quarter of 2019. Non-GAAP SG&A expense was $384.6 million, compared to $340.0 million in the fourth quarter of 2019.

•GAAP income tax expense was $54.8 million, compared to income tax benefit of $287.0 million in the fourth quarter of 2019, inclusive of one-time tax benefits related to intra-entity asset transfers of intellectual property in the fourth quarter of 2019. Non-GAAP income tax expense was $111.0 million, compared to $85.8 million in the fourth quarter of 2019.

•GAAP diluted EPS was $2.42, compared to $4.00 in the fourth quarter of 2019, inclusive of one-time tax benefits related to intra-entity asset transfers of intellectual property in the fourth quarter of 2019. Non-GAAP diluted EPS was $2.96, compared to $2.71 in the fourth quarter of 2019.

COVID-19

We continue to take steps to proactively respond to the evolving COVID-19 pandemic and to plan for related uncertainties. We remain focused on continuing to serve patients, protecting the health and safety of our employees and the communities in which we live and work, and supporting patients in clinical trials. We are also focused on minimizing potential interactions that could contribute to the spread of the virus and put additional strain on healthcare systems through the use of innovative virtual means where possible.

•Clinical Trials: We have implemented a pandemic response business continuity plan designed to protect patients and site staff safety while continuing our clinical trials with limited interruption to the extent we are able. The COVID-19 impact has varied by study and program, but there has been little timing impact on fully-enrolled trials. By the third quarter of 2020, we had successfully re-initiated the majority of studies that had been temporarily paused earlier in the year. However, increasing COVID-19 cases have had further effects on the timing of healthy volunteer studies in particular. In addition, there has been, and may continue to be, an impact to the timing of trials that are enrolling patients and activating sites, or have not yet started to do so, based on local dynamics where these studies are being conducted.

•Business Impact: We continue to take proactive measures designed to mitigate the risk of potential interruptions in supply and/or access to patients' customary site-of-care locations. Treatment compliance rates across all our medicines have remained strong. We have also seen the predicted slowing of new patient initiations and delays in treatment starts, and we are continuing to closely monitor this environment as the pandemic continues.

Research and Development

PHASE 3/4

•SOLIRIS - Guillain-Barre Syndrome (GBS): SOLIRIS in GBS has been granted SAKIGAKE designation by Japan's Ministry of Health, Labour and Welfare (MHLW). Alexion plans to initiate a Phase 3 study of SOLIRIS in GBS in Japan in the first half of 2021.

•ULTOMIRIS - 100 mg/mL: In November 2020, the ULTOMIRIS 100 mg/mL formulation for PNH and aHUS was approved in the EU. An application for approval is under review in Japan. This higher concentration formulation is designed to reduce infusion time by more than 60 percent to approximately 45 minutes.

•ULTOMIRIS - Subcutaneous: The Phase 3 study of weekly subcutaneous (SC) ULTOMIRIS demonstrated PK-based non-inferiority versus intravenous ULTOMIRIS. Pending collection of 12-month safety and drug-device combination data, Alexion plans to file for approval in the U.S. and EU for the ULTOMIRIS SC formulation and device combination in PNH and aHUS in the third quarter of 2021.

•ULTOMIRIS - gMG: In November 2020, Alexion completed enrollment in the Phase 3 study of ULTOMIRIS in adults with gMG. Study results are expected in the second half of 2021.

•ULTOMIRIS - NMOSD: A Phase 3 study of ULTOMIRIS in NMOSD is underway.

•ULTOMIRIS - Amyotrophic Lateral Sclerosis (ALS): As completion of full enrollment nears, screening of new patients has closed for the Phase 3 study of ULTOMIRIS in ALS.

•ULTOMIRIS - Hematopoietic Stem Cell Transplant-Associated Thrombotic Microangiopathy (HSCT-TMA): Dosing is underway in Phase 3 studies of ULTOMIRIS in adults and children with HSCT-TMA.

•ULTOMIRIS - Complement Mediated Thrombotic Microangiopathy (CM-TMA): In January 2021, Alexion submitted an Investigational New Drug (IND) application for ULTOMIRIS in CM-TMA and plans to initiate a Phase 3 study in the first half of 2021.

•ULTOMIRIS - Severe COVID-19: In January 2021, Alexion paused further enrollment in a Phase 3 trial of ULTOMIRIS in adults hospitalized with severe COVID-19 requiring mechanical ventilation, due to lack of efficacy, pending further analysis of the data. This decision was made based on the recommendation of an independent data monitoring committee, following their review of data from a pre-specified interim analysis. Alexion continues to provide ULTOMIRIS for the ongoing TACTIC-R platform study led by Cambridge University Hospitals NHS Foundation Trust, which is evaluating the potential of earlier immune modulatory treatment (hospitalized patients not requiring mechanical ventilation) in preventing progression of the virus.

•ULTOMIRIS - Dermatomyositis (DM): Alexion plans to initiate a Phase 2/3 study of ULTOMIRIS in DM in the second half of 2021, pending regulatory feedback.

•ALXN1840 - Wilson Disease: Enrollment is complete in a Phase 3 study of ALXN1840 in Wilson disease. Study results are expected in the first half of 2021.

•CAEL-101 - Caelum Biosciences: Alexion and Caelum Biosciences are conducting the Cardiac Amyloid Reaching for Extended Survival (CARES) Phase 3 clinical program to evaluate CAEL-101, a first-in-class amyloid fibril targeted therapy, in combination with standard-of-care therapy in AL amyloidosis. Dosing is underway in two parallel Phase 3 studies – one in patients with Mayo stage IIIa disease and one in patients with Mayo stage IIIb disease.

•ALXN2060 (AG10): Alexion holds an exclusive license to develop and commercialize ALXN2060 (AG10) in Japan. Eidos is currently evaluating AG10 in two Phase 3 studies in the U.S. and Europe – one for ATTR cardiomyopathy (ATTR-CM) and one for ATTR polyneuropathy (ATTR-PN). In October 2020, Alexion initiated a Phase 3 bridging study of ALXN2060 for patients with ATTR-CM in Japan and dosing is underway.

•ALXN2040 (Danicopan) - PNH with Extravascular Hemolysis (EVH): In December 2020, Alexion initiated a Phase 3 study of ALXN2040 as an add-on therapy for PNH patients with EVH and dosing is underway.

•ANDEXXA - Acute Intracranial Hemorrhage (ICH): The Phase 4 ANNEXA-I study - designed to provide clinical data supporting full approval - is underway to assess ANDEXXA compared to usual standard of care in patients presenting with acute intracranial hemorrhage while taking an oral Factor Xa inhibitor. In December 2020, Alexion submitted a supplemental Biologics License Application (sBLA) to the U.S. FDA to enable the addition of edoxaban and enoxaparin to the U.S. label. Alexion plans to file for regulatory approval of ANDEXXA in Japan in the first quarter of 2021.

PHASE 1/2

•ULTOMIRIS - Renal Diseases: In November 2020, Alexion initiated a proof-of-concept study of ULTOMIRIS in patients with IgA nephropathy and lupus nephritis.

•ALXN1830: Due to COVID-19, Alexion discontinued the Phase 2 study of ALXN1830, administered intravenously, in warm autoimmune hemolytic anemia (WAIHA) and the Phase 1 study of a subcutaneous formulation of ALXN1830 in healthy volunteers. In January 2021, a Clinical Trial Application (CTA) for a new Phase 1 study of subcutaneous ALXN1830 was approved in New Zealand; study initiation is planned for the first quarter of 2021. Following successful completion of the Phase 1 study, Alexion plans to initiate Phase 2 studies of subcutaneous ALXN1830 in gMG and WAIHA in 2021, pending regulatory feedback.

•ALXN2040 - Geographic Atrophy (GA): Alexion plans to initiate a Phase 2 study of ALXN2040 in GA in the second half of 2021.

•ALXN2040 - COVID-19: Alexion has agreed to provide ALXN2040 to the U.S. National Institute of Allergy and Infectious Diseases (NIAID), part of the National Institutes of Health, for the ACTIV-5 Big Effect Trial in adults hospitalized with COVID-19. This Phase 2 platform trial is comparing different investigational therapies to a common control arm with the intent of identifying promising treatments to enter a more definitive study.

•ALXN2050 - PNH: Alexion has paused additional enrollment in the Phase 2 study of ALXN2050 monotherapy in PNH patients, pending the receipt of further Phase 1 data (expected in the second quarter of 2021) that will allow for dose escalation in the Phase 2 study.

•ALXN2050 - Renal Diseases: Alexion plans to initiate a proof-of-concept study of ALXN2050 in patients with various renal diseases in 2021, pending regulatory feedback.

•ALXN1720: The Phase 1 healthy volunteer study of ALXN1720, a novel anti-C5 albumin-binding bi-specific mini-body that is designed to bind and prevent activation of human C5, has been paused for a second time due to COVID-19. Additional cohorts have been added to the study to explore higher doses and enable the initiation of a Phase 3 study in gMG, pending successful completion of the Phase 1 study as has been agreed with the FDA. Data from the Phase 1 study are expected in the second half of 2021. Alexion also plans to initiate a study of ALXN1720 in DM.

•ANDEXXA - Urgent Surgery: ANDEXXA is currently being evaluated in a single-arm, open-label Phase 2 study in patients taking apixaban, rivaroxaban, edoxaban, or enoxaparin who require urgent surgery. The results of this study will inform the design of a randomized controlled Phase 3 clinical trial to expand the label in this population.

•ALXN2075 (cerdulatinib): Acquired as part of the Portola acquisition, ALXN2075 is a dual spleen tyrosine kinase and janus kinase (SYK/JAK) inhibitor being evaluated in a Phase 1/2a study in patients with relapsed/refractory chronic lymphocytic leukemia or B-cell or T-cell non-Hodgkin lymphoma. Data are expected in the first half of 2021.

•ALXN1820: In January 2021, Alexion initiated a Phase 1 study of ALXN1820, its bi-specific anti-properdin mini-body, in healthy volunteers.

•ALXN1850 - Hypophosphatasia (HPP): In November 2020, Alexion submitted an IND application to the FDA for ALXN1850, its next generation asfotase alfa asset. Initiation of a Phase 1 study in adults with HPP is planned for the second quarter of 2021.

Conference Call/Earnings Materials:

Given the recently announced agreement for Alexion to be acquired by AstraZeneca, Alexion will not be hosting a conference call. Earnings materials are available publicly on the Investor Relations page of our website at http://ir.alexion.com. Questions may be directed to the Investor Relations team via e-mail at InvestorRelations@Alexion.com or the contact information below.

About Alexion

Alexion is a global biopharmaceutical company focused on serving patients and families affected by rare diseases and devastating conditions through the discovery, development and commercialization of life-changing medicines. As a leader in rare diseases for more than 25 years, Alexion has developed and commercializes two approved complement inhibitors to treat patients with paroxysmal nocturnal hemoglobinuria (PNH) and atypical hemolytic uremic syndrome (aHUS), as well as the first and only approved complement inhibitor to treat anti-acetylcholine receptor (AchR) antibody-positive generalized myasthenia gravis (gMG) and neuromyelitis optica spectrum disorder (NMOSD). Alexion also has two highly innovative enzyme replacement therapies for patients with life-threatening and ultra-rare metabolic disorders, hypophosphatasia (HPP) and lysosomal acid lipase deficiency (LAL-D) as well as the first and only approved Factor Xa inhibitor reversal agent. In addition, the company is developing several mid-to-late-stage therapies, including a copper-binding agent for Wilson disease, an anti-neonatal Fc receptor (FcRn) antibody for rare Immunoglobulin G (IgG)-mediated diseases and an oral Factor D inhibitor as well as several early-stage therapies, including one for light chain (AL) amyloidosis, a second oral Factor D inhibitor and a third complement inhibitor. Alexion focuses its research efforts on novel molecules and targets in the complement cascade and its development efforts on hematology, nephrology, neurology, metabolic disorders, cardiology, ophthalmology and acute care. Headquartered in Boston, Massachusetts, Alexion has offices around the globe and serves patients in more than 50 countries. This press release and further information about Alexion can be found at: www.alexion.com.

[ALXN-E]

Additional Information and Where to Find It

In connection with the proposed transaction, AstraZeneca PLC (“AstraZeneca”) intends to file with the SEC a registration statement on Form F-4 that will include a proxy statement of Alexion and that also constitutes a prospectus of AstraZeneca. Each of Alexion and AstraZeneca may also file other relevant documents with the U.S. Securities and Exchange Commission (“SEC”) regarding the proposed transaction. This document is not a substitute for the proxy statement/prospectus or registration statement or any other document that Alexion or AstraZeneca may file with the SEC. The definitive proxy statement/prospectus (if and when available) will be mailed to stockholders of Alexion. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the registration statement and proxy statement/prospectus (if and when available) and other documents containing important information about Alexion, AstraZeneca and the proposed transaction, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Alexion will be available free of charge on Alexion’s website at http://www.alexion.com or by contacting Alexion’s Investor Relations Department by email at InvestorRelations@alexion.com. Copies of the documents filed with the SEC by AstraZeneca will be available free of charge on AstraZeneca’s website at https://www.astrazeneca.com/investor-relations.html or by contacting AstraZeneca’s Investor Relations department by email at global-mediateam@astrazeneca.com.

Participants in the Solicitation

Alexion, AstraZeneca, their respective directors and certain of their executive officers and other employees may be deemed to be participants in the solicitation of proxies from Alexion’s stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Alexion stockholders in connection with the proposed mergers, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement/prospectus when it is filed with the SEC. Information about Alexion’s directors and executive officers is available in Alexion’s proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on March 26, 2020, Alexion’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on February 4, 2020, and other documents subsequently filed by Alexion with the SEC. Information about AstraZeneca’s directors and executive officers is available in AstraZeneca’s Form 20-F filed with the SEC on March 3, 2020, and other documents subsequently filed by AstraZeneca with the SEC.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Forward Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond Alexion’s control. Statements in this communication regarding Alexion, AstraZeneca and the combined company that are forward-looking, including anticipated benefits of the proposed transaction, the impact of the proposed transaction on Alexion’s and AstraZeneca’s businesses, that Alexion is well positioned to build on its success, the anticipated timing of initiation, enrollment, reporting results of clinical trials, the timing of filing for regulatory approvals and receipt of approvals are based on management’s estimates, assumptions and projections, and are subject to significant uncertainties and other factors, many of which are beyond Alexion’s and AstraZeneca’s control. These factors include, among other things, market factors, completion of the audit of Alexion’s fiscal year 2020 financial results, competitive product development and approvals, pricing controls and pressures (including changes in rules and practices of managed care groups and institutional and governmental purchasers), economic conditions such as interest rate and currency exchange rate fluctuations, judicial decisions, claims and concerns that may arise regarding the safety and efficacy of in-line products and product candidates, changes to wholesaler inventory levels, variability in data provided by third parties, changes in, and interpretation of, governmental regulations and legislation affecting domestic or foreign operations, including tax obligations, changes to business or tax planning strategies, difficulties and delays in product development, manufacturing or sales including any potential future recalls, patent positions and the ultimate outcome of any litigation matter. Additional information concerning these risks, uncertainties and assumptions can be found in Alexion’s filings with the SEC, including the risk factors discussed in Alexion’s most recent Annual Report on Form 10-K, as updated by its Quarterly Reports on Form 10-Q, and in Alexion’s future filings with the SEC. Important risk factors could cause actual future results and other future events to differ materially from those currently estimated by management, including, but not limited to, the risks that: a condition to the closing the proposed acquisition may not be satisfied; a regulatory approval that may be required for the proposed acquisition is delayed, is not obtained or is obtained subject to conditions that are not anticipated; management’s time and attention is diverted on transaction related issues; disruption from the transaction makes it more difficult to maintain business, contractual and operational relationships; the credit ratings of the combined company declines following the proposed acquisition; legal proceedings are instituted against Alexion, AstraZeneca or the combined company; Alexion is unable to retain key personnel; and the announcement or the consummation of the proposed acquisition has a negative effect on the market price of the capital stock of Alexion or on Alexion’s operating results. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do occur, what impact they will have on the results of operations, financial condition or cash flows of Alexion. Should any risks and uncertainties develop into actual events, these developments could have a material adverse effect on the proposed transaction and/or Alexion. You are cautioned not to rely on Alexion’s forward-looking statements. These forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Alexion assumes no duty to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, as of any future date.

In addition to financial information prepared in accordance with GAAP, this press release also contains non-GAAP financial measures that Alexion believes, when considered together with the GAAP information, provide investors and management with supplemental information relating to performance, trends and prospects that promote a more complete understanding of our operating results and financial position during different periods. Alexion also uses these non-GAAP financial measures to establish budgets, set operational goals and to evaluate the performance of the business. The non-GAAP results, determined in accordance with our internal policies, exclude the impact of the following GAAP items (see reconciliation tables below for additional information): share-based compensation expense, fair value adjustment of inventory acquired, amortization of purchased intangible assets, changes in fair value of contingent consideration, restructuring and related expenses, upfront payments related to licenses and other strategic agreements, acquired in-process research and development, impairment of purchased intangible assets, gains and losses related to strategic equity investments, litigation charges, gain or loss on sale of a business or asset, gain or loss related to modification of purchase options, contingent milestone payments associated with acquisitions of legal entities accounted for as asset acquisitions, acquisition-related costs and certain adjustments to income tax expense. These non-GAAP financial measures are not intended to be considered in isolation or as a substitute for, or superior to, the financial measures prepared and presented in accordance with GAAP, and should be reviewed in conjunction with the relevant GAAP financial measures. Please refer to the attached Reconciliation of GAAP to non-GAAP Financial Results for explanations of the amounts adjusted to arrive at non-GAAP net income and non-GAAP earnings per share amounts for the three and twelve month periods ended December 31, 2020 and 2019.

(Tables Follow)

ALEXION PHARMACEUTICALS, INC.
TABLE 1: CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2020	2019	2020	2019
Net product sales	$1,591.7	$1,384.2	$6,069.1	$4,990.0
Other revenue	0.1	0.1	0.8	1.1
Total revenues	1,591.8	1,384.3	6,069.9	4,991.1
Costs and expenses:
Cost of sales (exclusive of amortization of purchased intangible assets)	152.2	114.3	553.5	394.5
Research and development	295.0	269.6	1,002.9	886.0
Selling, general and administrative	444.4	381.0	1,399.9	1,261.1
Acquired in-process research and development	—	—	—	(4.1)
Amortization of purchased intangible assets	53.2	73.9	253.7	309.6
Change in fair value of contingent consideration	16.2	4.4	61.2	11.6
Acquisition-related costs	11.9	—	117.6	—
Restructuring expenses	(3.2)	0.1	10.3	12.0
Impairment of intangible assets	—	—	2,053.3	—
Gain on sale of asset	—	—	(14.8)	—
Total costs and expenses	969.7	843.3	5,437.6	2,870.7
Operating income	622.1	541.0	632.3	2,120.4
Other income and expense:
Investment income, net	(3.1)	49.7	44.7	100.3
Interest expense	(27.7)	(21.7)	(104.7)	(77.8)
Other income and (expense)	(0.7)	33.0	(3.3)	35.9
Income before income taxes	590.6	602.0	569.0	2,178.8
Income tax expense (benefit)	54.8	(287.0)	(34.4)	(225.5)
Net income	$535.8	$889.0	$603.4	$2,404.3
Earnings per common share
Basic	$2.45	$4.02	$2.74	$10.77
Diluted	$2.42	$4.00	$2.72	$10.70
Shares used in computing earnings per common share
Basic	218.9	221.3	220.1	223.2
Diluted	221.3	222.5	222.0	224.8

ALEXION PHARMACEUTICALS, INC.
TABLE 2: RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS
(in millions, except per share amounts)
(unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2020	2019	2020	2019
GAAP net income	$535.8	$889.0	$603.4	$2,404.3
Before tax adjustments:
Cost of sales:
Share-based compensation	3.1	3.5	12.4	14.2
Fair value adjustment in inventory acquired (1)	11.1	—	22.9	—
Research and development expense:
Share-based compensation	21.0	15.8	68.6	61.7
Upfront payments related to licenses and other strategic agreements (2)	—	27.1	—	103.4
Fair value adjustment in inventory acquired (1)	4.2	—	4.9	—
Selling, general and administrative expense:
Share-based compensation	59.8	41.0	179.7	161.1
Litigation charges (3)	—	—	21.6	0.1
Acquired in-process research and development	—	—	—	(4.1)
Amortization of purchased intangible assets	53.2	73.9	253.7	309.6
Change in fair value of contingent consideration (4)	16.2	4.4	61.2	11.6
Acquisition-related costs (5)	11.9	—	117.6	—
Restructuring expenses (6)	(3.2)	0.1	10.3	12.0
Impairment of intangible assets (7)	—	—	2,053.3	—
Gain on sale of asset (8)	—	—	(14.8)	—
Investment income (expense):
(Gains) and losses related to strategic equity investments(9)	7.6	(39.0)	(26.6)	(59.7)
Other income and (expense):
Gain related to modification of purchase option(10)	—	(32.0)	—	(32.0)
Adjustments to income tax expense (11)	(56.2)	(372.8)	(547.2)	(584.9)
Non-GAAP net income	$664.5	$611.0	$2,821.0	$2,397.3

GAAP earnings per common share - diluted	$2.42	$4.00	$2.72	$10.70
Non-GAAP earnings per common share - diluted	$2.96	$2.71	$12.51	$10.53

Shares used in computing diluted earnings per common share (GAAP)	221.3	222.5	222.0	224.8
Shares used in computing diluted earnings per common share (non-GAAP)	224.4	225.6	225.5	227.6

(1) During the three months ended December 31, 2020, we recorded $11.1 million and $4.2 million within cost of sales and research and development expense, respectively, related to the amortization of the excess fair value of ANDEXXA inventory over the estimated historical cost basis of the inventory, recognized in connection with the acquisition of Portola Pharmaceuticals, Inc. During the twelve months ended December 31, 2020 we recorded $22.9 million and $4.9 million within cost of sales and research and development expense, respectively.
(2) During the three months ended December 31, 2019, we recorded expense of $27.1 million in connection with upfront payments on strategic agreements that we entered into with Stealth BioTherapeutics Corp. (Stealth) and Immune Pharmaceuticals (Immune Pharma). During the twelve months ended December 31, 2019, we recorded expense of $103.4 million in connection with upfront payments on strategic agreements that we entered into with Stealth, Immune Pharma, Eidos Therapeutics, Inc., Affibody AB, and Zealand Pharma A/S.
(3) During the twelve months ended December 31, 2020, we recorded $21.6 million in litigation charges in connection with legal proceedings.
(4) Changes in the fair value of contingent consideration expense for the three and twelve months ended December 31, 2020 reflect changes in the expected timing and probability of achieving contingent milestone payments and the interest component of contingent consideration related to changes in discount rates and the passage of time. Changes in fair value of contingent consideration expense for the three and twelve months ended December 31, 2019 reflect changes in the expected timing of achieving contingent milestone payments and the interest component of contingent consideration related to the passage of time.
(5) For the three and twelve months ended December 31, 2020, we recorded $11.9 million and $117.6 million, respectively, of acquisition-related costs primarily in connection with the Achillion Pharmaceuticals, Inc. and Portola Pharmaceuticals, Inc. acquisitions. Acquisition-related costs primarily consist of transaction costs, costs associated with the accelerated vesting of equity awards previously granted to employees and employee separation costs.
(6) During the three and twelve months ended December 31, 2020, we recorded a benefit of $3.2 million and expense of $10.3 million, respectively, of restructuring expenses relating to restructuring activities initiated during the third quarter 2020 primarily within our commercial organization.
(7) In the second quarter 2020, we recognized impairment charges of $2,053.3 million, primarily related to our KANUMA intangible asset.
(8) In July 2020, we sold certain intellectual property rights and assets to Inozyme Pharma in exchange for $14.8 million of Inozyme common stock. As a result, we recognized a gain on the sale during the twelve months ended December 31, 2020.
(9) (Gains) and losses related to strategic equity investments include unrealized gains and losses in investment income to adjust our strategic equity investments to fair value. In addition, during the three and twelve months ended December 31, 2020 we recognized an impairment charge of $49.0 million on our option to acquire the remaining equity of Caelum Biosciences (Caelum). In connection with entering into the Merger Agreement with AstraZeneca in December 2020, we determined that the fair value of our option decreased as a result of a change to the expected option exercise date.
(10) In December 2019, we amended the terms our of our agreement with Caelum with respect to the option to acquire the remaining equity in Caelum. In conjunction with this amendment, we recognized a gain of $32.0 million in other income and (expense), which reflects an increase in the fair value of the option, less incremental upfront funding and the change in the fair value of contingent payments which we also modified as a part of amendment.
(11) Alexion's non-GAAP income tax expense for the three and twelve months ended December 31, 2020 and 2019 excludes the tax effect of pre-tax adjustments to GAAP profit. Non-GAAP income tax expense for the three and twelve months ended December 31, 2019 excludes a one-time tax benefit of $382.2 million related to the intra-entity asset transfer of intellectual property within our captive foreign partnership. Non-GAAP income tax expense for the twelve months ended December 31, 2019 also excludes certain one-time tax benefits of $95.7 million and $30.3 million associated with a tax election made with respect to intellectual property of Wilson and a release of an existing valuation allowance, respectively.

ALEXION PHARMACEUTICALS, INC.
TABLE 3: NET PRODUCT SALES BY GEOGRAPHY
(in millions)
(unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2020	2019	2020	2019
SOLIRIS
United States	$587.4	$557.2	$2,259.7	$2,014.0
Europe	267.6	249.6	1,033.3	1,049.8
Asia Pacific	87.5	94.3	343.0	423.5
Rest of World	81.0	112.0	428.2	459.1
Total SOLIRIS	$1,023.5	$1,013.1	$4,064.2	$3,946.4
ULTOMIRIS
United States	$185.7	$92.9	$646.0	$236.8
Europe	58.0	31.1	170.4	52.2
Asia Pacific	69.0	46.2	255.3	49.9
Rest of World	0.8	—	5.0	—
Total ULTOMIRIS	$313.5	$170.2	$1,076.7	$338.9
STRENSIQ
United States	$144.8	$128.0	$562.9	$451.7
Europe	19.2	21.0	80.8	77.0
Asia Pacific	16.3	14.4	61.0	50.4
Rest of World	5.6	3.4	27.1	13.4
Total STRENSIQ	$185.9	$166.8	$731.8	$592.5
ANDEXXA
United States	$35.5	$—	$71.7	$—
Europe	4.1	—	6.8	—
Asia Pacific	—	—	—	—
Rest of World	—	—	—	—
Total ANDEXXA	$39.6	$—	$78.5	$—
KANUMA
United States	$16.1	$14.9	$63.7	$60.0
Europe	10.2	7.7	35.6	27.1
Asia Pacific	1.4	1.2	4.3	4.6
Rest of World	1.5	10.3	14.3	20.5
Total KANUMA	$29.2	$34.1	$117.9	$112.2

Net Product Sales
United States	$969.5	$793.0	$3,604.0	$2,762.5
Europe	359.1	309.4	1,326.9	1,206.1
Asia Pacific	174.2	156.1	663.6	528.4
Rest of World	88.9	125.7	474.6	493.0
Total Net Product Sales	$1,591.7	$1,384.2	$6,069.1	$4,990.0

ALEXION PHARMACEUTICALS, INC.
TABLE 4: CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)
(unaudited)

	December 31,	December 31,
	2020	2019
Cash and cash equivalents	$2,964.5	$2,685.5
Marketable securities	34.9	64.0
Trade accounts receivable, net	1,409.3	1,243.2
Inventories	775.7	627.6
Prepaid expenses and other current assets	648.6	456.1
Property, plant and equipment, net	1,238.8	1,163.3
Intangible assets, net	3,002.4	3,344.3
Goodwill	5,100.1	5,037.4
Right of use operating assets	223.1	204.0
Deferred tax assets	2,199.4	2,290.2
Other assets	506.2	429.0
Total assets	$18,103.0	$17,544.6

Accounts payable and accrued expenses	$1,203.3	$966.7
Current portion of long-term debt	142.4	126.7
Current portion of contingent consideration	114.9	—
Other current liabilities	164.1	100.9
Long-term debt, less current portion	2,419.6	2,375.0
Deferred tax liabilities	1,632.2	2,081.4
Contingent consideration	299.4	192.4
Noncurrent operating lease liabilities	177.1	164.1
Other liabilities	298.8	265.6
Total liabilities	6,451.8	6,272.8
Total stockholders' equity	11,651.2	11,271.8
Total liabilities and stockholders' equity	$18,103.0	$17,544.6

ALEXION PHARMACEUTICALS, INC.
TABLE 5: CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(in millions)
(unaudited)

	Year Ended December 31,
	2020	2019
Cash flows from operating activities:
Net income	$603.4	$2,404.3
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	329.4	376.8
Impairment of intangible assets	2,053.3	—
Change in fair value of contingent consideration	61.2	11.6
Payments of contingent consideration	—	(100.0)
Share-based compensation expense	281.1	237.0
Non-cash expense for acquired IPR&D	—	—
Deferred tax (benefit) expense	(283.4)	(455.4)
Unrealized foreign currency (gain) loss	(5.2)	(2.1)
Unrealized loss (gain) on forward contracts	6.4	(16.5)
Unrealized loss (gain) on strategic equity investments	3.0	(26.9)
Gain on sale of strategic equity investments	—	(32.8)
Gain on sale of asset	(14.8)	—
Gain on modification of purchase option	—	(32.0)
Gain on derecognition of Portola strategic equity investment	(29.7)	—
Inventory obsolescence charge	27.5	3.3
Other	4.5	(2.7)
Changes in operating assets and liabilities, excluding the effect of acquisitions:
Accounts receivable	(139.4)	(319.2)
Inventories	95.0	(160.2)
Prepaid expenses, right of use operating assets and other assets	(111.9)	(31.0)
Accounts payable, accrued expenses, lease liabilities and other liabilities	122.5	230.7
Net cash provided by operating activities	3,002.9	2,084.9
Cash flows from investing activities:
Purchases of available-for-sale debt securities	(19.4)	(80.2)
Proceeds from maturity or sale of available-for-sale debt securities	184.2	222.2
Purchases of mutual funds related to nonqualified deferred compensation plan	(19.7)	(17.6)
Proceeds from sale of mutual funds related to nonqualified deferred compensation plan	12.1	14.7
Purchases of property, plant and equipment	(106.7)	(154.7)
Purchases of strategic equity investments and options	(38.1)	(73.3)
Proceeds from sale of strategic equity investments	—	114.7
Payments for acquisitions of businesses, net of cash and restricted cash acquired	(2,111.9)	—
Purchases of intangible assets	—	(16.0)
Other	—	(0.1)
Net cash (used in) provided by investing activities	(2,099.5)	9.7
Cash flows from financing activities:
Proceeds from revolving credit facility	—	—
Payments on revolving credit facility	—	(250.0)
Payments on term loan	(130.6)	(98.0)
Repurchase of common stock	(510.8)	(416.0)
Net proceeds from issuance of stock under share-based compensation arrangements	58.7	29.9
Other	(29.2)	(5.0)
Net cash used in financing activities	(611.9)	(739.1)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	19.5	0.8
Net change in cash and cash equivalents and restricted cash	311.0	1,356.3
Cash and cash equivalents and restricted cash at beginning of period	$2,723.6	$1,367.3
Cash and cash equivalents and restricted cash at end of period	$3,034.6	$2,723.6

Alexion Contacts:

Media
Megan Goulart, 857-338-8634
Executive Director, Corporate Communications

Investors
Chris Stevo, 857-338-9309
Head of Investor Relations